Exhibit 10.2

EXECUTION VERSION

REVOLVING CREDIT NOTE

$25,000,000	December 31, 2013

FOR VALUE RECEIVED, VIRTUSA CORPORATION, a Delaware corporation with a business address of 2000 West Park Drive, Westborough, Massachusetts 01581 (the “Borrower”) promises to pay to JPMORGAN CHASE BANK, N.A., a national bank with an address of One International Place, 42nd Floor, Boston, MA 02110 (the “Lender”) on the Maturity Date, as defined in the Credit Agreement (as hereinafter defined), the principal sum of Twenty-Five Million and 00/100 Dollars ($25,000,000), or the aggregate unpaid principal amount of all Revolving Loans, as defined in the Credit Agreement, whichever is less, in lawful money of the United States of America.

As used herein (this “Note”), the “Credit Agreement” means the Amended and Restated Credit Agreement of even date herewith, among the Borrower, certain affiliates of the Borrower, as guarantors, the lenders party thereto (including the Lender), and JPMorgan Chase Bank, N.A., as administrative agent for such lenders, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of the Credit Agreement. Such interest shall be payable on each Interest Payment Date; provided that interest on any principal portion of each Revolving Loan that is not paid when due shall be payable on demand.

If this Note shall not be paid on or before the Maturity Date, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the default rate set forth in the Credit Agreement.  All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is one of the promissory notes issued pursuant to the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.  This Note is guaranteed as provided in the Credit Agreement and secured as provided in the Credit Agreement and the Collateral Documents.  Reference is made to the Credit Agreement for a description of the nature and extent of such guaranties, and to the Credit Agreement and the Collateral Documents for a description of the nature and extent of such security, the terms and conditions upon which such guaranties and security were granted and the rights of the holder of this Note in respect thereof.

Except as expressly provided in the Credit Agreement, the Borrower expressly waives presentment, demand, protest and notice of any kind.  This Note shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its authorized officer as of the day and year first above written.

VIRTUSA CORPORATION

By:	/s/ Ranjan Kalia
Name:	Ranjan Kalia
Title:	EVP and CFO

[SIGNATURE PAGE TO REVOLVING CREDIT NOTE (JPM/VIRTUSA 2013)]